Exhibit 99.1

NEWS

Veeco Instruments Inc., 1 Terminal Drive, Plainview, NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Jeffrey Pina, Senior Director Marcom, 516-677-0200 x1222

VEECO REPORTS FOURTH QUARTER 2013 FINANCIAL RESULTS

Plainview, NY, February 19, 2014 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the fourth quarter ended December 31, 2013.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items.  Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results.  All results presented herein are for Veeco’s “Continuing Operations.”

GAAP Results ($M except per share data)

	Q4 ‘13	Q4 ‘12
Revenues	$73.2	$106.8
Net loss	$(22.1)	$(8.6)
Per share loss	$(0.57)	$(0.22)

Non-GAAP Results ($M except per share data)

	Q4 ‘13	Q4 ‘12
Adjusted EBITA	$(26.6)	$1.2
Net loss	$(16.4)	$(3.5)
Per share loss	$(0.42)	$(0.09)

“Veeco’s full year 2013 revenue was $332 million, a decline of 36% from 2012, with all of our businesses experiencing down cycles,” commented John R. Peeler, Chairman and Chief Executive Officer.  “Fourth quarter revenue was $73 million, within our guidance range. Very weak gross margins and high operating expenses contributed to poor bottom line performance. A highlight for the quarter was our continued solid cash management in a challenging environment.”  Fourth quarter LED & Solar revenues were $56 million, of which $50 million was MOCVD.  Data Storage revenues were $17 million.

Peeler continued, “As expected, fourth quarter bookings remained weak at $85 million, down 7% sequentially. We haven’t yet seen a recovery in business conditions. MOCVD bookings decreased 22% sequentially to $52 million and have been at trough levels for over two years.  MBE and Data Storage bookings improved slightly from the prior quarter, to $11 million and $22 million, respectively.  And while not included in reported fourth quarter bookings, we received a purchase order from the world leader in mobile OLED displays for a next generation Fast Array Scanning Atomic Layer Deposition (FAST-ALD™) prototype system.

“While 2013 was a challenging year, we remain positive about trends in LED lighting and our new growth opportunity in flexible OLED encapsulation for mobile phones,” added Peeler. “Our R&D capability, technology leadership position, world class sales and support organization, flexible manufacturing approach and solid balance sheet provide a strong foundation for the future.”

First Quarter 2014 Guidance and Outlook

Veeco’s first quarter 2014 revenue is currently forecasted to be between $85 million and $95 million, with gross margins between 33-35% and operating spending in the range of $42-43 million.

Peeler commented, “While it is too early to call a turn in our MOCVD business, we are seeing some encouraging signs.  LED fab utilization rates appear to be relatively stable and high at all key accounts and solid state lighting adoption is accelerating.  We are talking to leading customers about potential capacity expansions, and our orders are likely to improve this quarter.

Our priority for 2014 is to take the steps necessary to transition the Company back to profitable growth.  We are focused on four areas to improve our performance: 1) developing and launching game-changing new products that enable cost effective LED lighting, flexible OLED encapsulation and other emerging technologies; 2) executing manufacturing cost reduction initiatives and lowering expenses wherever possible; 3) driving process improvement initiatives to make us more efficient; and 4) improving product differentiation, customer value and pricing to stem margin erosion. We anticipate that Veeco will run at a loss for a couple of quarters, but see a very bright future for the long run,” concluded Peeler.

Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm today. To join the call, dial 1-888-254-3571 (toll free) or 1-913-312-1504 and use passcode 7662716. The call will also be webcast live on the Veeco website at www.veeco.com. A replay of the call will be available beginning at 8:00pm tonight through 8:00pm ET on March 5, 2014 at 888-203-1112 or 719-457-0820, using passcode 7662716, and on the Veeco website.

We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco’s process equipment solutions enable the manufacture of LEDs, flexible OLEDs, power electronics, hard drives, MEMS and wireless chips.  We are the market leader in MOCVD, MBE, Ion Beam and other advanced thin film process technologies.  Our high performance systems drive innovation in energy efficiency, consumer electronics and network storage and allow our customers to maximize productivity and achieve lower cost of ownership.  For information on our company, products and worldwide service and support, please visit www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2012 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Instruments Inc. and Subsidiaries

 Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Net sales	$73,209	$106,849	$331,749	$516,020
Cost of sales	57,567	68,122	228,607	300,887
Gross profit	15,642	38,727	103,142	215,133

Operating expenses (income):
Selling, general and administrative	26,409	18,552	85,486	73,110
Research and development	20,824	22,162	81,424	95,153
Amortization	2,961	1,031	5,527	4,908
Restructuring	(286)	1,736	1,485	3,813
Asset impairment	1,220	1,335	1,220	1,335
Total operating expenses	51,128	44,816	175,142	178,319

Other expense (income), net	(876)	228	(1,017)	(398)
Changes in contingent consideration	829	—	829	—

Operating income (loss)	(35,439)	(6,317)	(71,812)	37,212
Interest income (expense), net	(18)	266	602	974
Income (loss) from continuing operations before income taxes	(35,457)	(6,051)	(71,210)	38,186
Income tax provision (benefit)	(13,372)	2,591	(28,947)	11,657
Income (loss) from continuing operations	(22,085)	(8,642)	(42,263)	26,529

Discontinued operations:
Income (loss) from discontinued operations before income taxes	—	(265)	—	6,269
Income tax provision (benefit)	—	148	—	1,870
Income (loss) from discontinued operations	—	(413)	—	4,399

Net income (loss)	$(22,085)	$(9,055)	$(42,263)	$30,928

Income (loss) per common share:
Basic:
Continuing operations	$(0.57)	$(0.22)	$(1.09)	$0.69
Discontinued operations	—	(0.01)	—	0.11
Income (loss)	$(0.57)	$(0.23)	$(1.09)	$0.80

Diluted:
Continuing operations	$(0.57)	$(0.22)	$(1.09)	$0.68
Discontinued operations	—	(0.01)	—	0.11
Income (loss)	$(0.57)	$(0.23)	$(1.09)	$0.79

Weighted average shares outstanding:
Basic	38,904	38,698	38,807	38,477
Diluted	38,904	38,698	38,807	39,051

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$210,799	$384,557
Short-term investments	281,538	192,234
Restricted cash	2,738	2,017
Accounts receivable, net	23,823	63,169
Inventories	59,726	59,807
Prepaid expenses and other current assets	35,019	42,700
Total current assets	613,643	744,484

Property, plant and equipment at cost, net	89,139	98,302
Goodwill	91,348	55,828
Deferred income taxes	397	935
Intangible assets, net	114,716	20,974
Other assets	38,726	16,781
Total assets	$947,969	$937,304

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$35,755	$26,087
Accrued expenses and other current liabilities	51,243	41,541
Customer deposits and deferred revenue	34,754	42,099
Income taxes payable	6,149	2,292
Current portion of long-term debt	290	268
Total current liabilities	128,191	112,287

Deferred income taxes	28,052	7,137
Long-term debt	1,847	2,138
Other liabilities	9,649	4,530
Total liabilities	167,739	126,092

Equity	780,230	811,212

Total liabilities and equity	$947,969	$937,304

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Three months ended				Year ended
	December 31,				December 31,
	2013		2012		2013		2012

Adjusted EBITA

Operating income (loss)	$(35,439)		$(6,317)		$(71,812)		$37,212

Non-GAAP adjustments:

Amortization	2,961		1,031		5,527		4,908
Equity-based compensation	4,075		3,445		13,130		13,854
Restructuring	(286)		1,736		1,485		3,813
Asset impairment	1,220		1,335		1,220		1,335
Changes in contingent consideration	829		—		829		—

Earnings (loss) from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$(26,640)		$1,230		$(49,621)		$61,122

Non-GAAP Net Income (Loss)

Net income (loss) from continuing operations (GAAP basis)	$(22,085)		$(8,642)		$(42,263)		$26,529

Non-GAAP adjustments:

Amortization	2,961		1,031		5,527		4,908
Equity-based compensation	4,075		3,445		13,130		13,854
Restructuring	(286)		1,736		1,485		3,813
Asset impairment	1,220		1,335		1,220		1,335
Changes in contingent consideration	829		—		829		—
Income tax effect of non-GAAP adjustments	(3,064	)(1)	(2,396	)(1)	(7,999	)(1)	(8,796	)(1)
Non-GAAP net income (loss)	$(16,350)		$(3,491)		$(28,071)		$41,643

Non-GAAP earnings (loss) per diluted share excluding certain items (“Non-GAAP EPS”)	$(0.42)		$(0.09)		$(0.72)		$1.07

Diluted weighted average shares outstanding	38,904		38,698		38,807		39,051

(1) The Company utilized the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, accounting principles generally accepted in the United States (“GAAP”), and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA and Non-GAAP EPS, which are the primary indicators used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA and Non-GAAP EPS report baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to Adjusted EBITA

(In thousands)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
LED & Solar
Bookings	$63,312	$75,420	$237,630	$305,185

Revenues	$56,501	$81,924	$249,742	$363,181

Operating income (loss)	$(23,068)	$2,461	$(38,741)	$31,384
Amortization	2,637	708	4,233	3,586
Equity-based compensation	2,084	1,384	5,126	5,400
Restructuring	(198)	516	1,017	1,233
Asset impairment	1,174	—	1,174	—
Changes in contingent consideration	829	—	829	—
Adjusted EBITA	$(16,542)	$5,069	$(26,362)	$41,603

Data Storage
Bookings	$21,648	$16,869	$93,988	$86,727

Revenues	$16,708	$24,925	$82,007	$152,839

Operating income (loss)	$(3,988)	$(4,113)	$(4,124)	$17,340
Amortization	324	323	1,294	1,322
Equity-based compensation	646	306	1,703	1,920
Restructuring	(88)	1,220	410	2,521
Asset impairment	46	1,335	46	1,335
Adjusted EBITA	$(3,060)	$(929)	$(671)	$24,438

Unallocated Corporate
Operating income (loss)	$(8,383)	$(4,665)	$(28,947)	$(11,512)
Equity-based compensation	1,345	1,755	6,301	6,534
Restructuring	—	—	58	59
Adjusted EBITA	$(7,038)	$(2,910)	$(22,588)	$(4,919)

Total
Bookings	$84,960	$92,289	$331,618	$391,912

Revenues	$73,209	$106,849	$331,749	$516,020

Operating income (loss)	$(35,439)	$(6,317)	$(71,812)	$37,212
Amortization	2,961	1,031	5,527	4,908
Equity-based compensation	4,075	3,445	13,130	13,854
Restructuring	(286)	1,736	1,485	3,813
Asset impairment	1,220	1,335	1,220	1,335
Changes in contingent consideration	829	—	829	—
Adjusted EBITA	$(26,640)	$1,230	$(49,621)	$61,122